Exhibit 10-vvv(3)

AMENDMENT NO. 1 TO THE

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of March 3, 2003 (this "Amendment No. 1") to the Second Amended and Restated Credit Agreement, dated as of September 6, 2002, between MEMC Electronic Materials S.p.A., a company formed under the laws of Italy (the "Borrower") and TPG Wafer Partners LLC, a limited liability company formed under the laws of Delaware (the "TPG Lender") and the TPG Lender as agent (as amended, modified or supplemented from time to time, the "Italian Credit Agreement").

W I T N E S S E T H :

WHEREAS, pursuant to the Italian Credit Agreement, the Borrower has issued a promissory note in the aggregate principal amount of Euro 55 million for the benefit of the TPG Lender, with current principal balance outstanding of approximately Euro 20 million;

WHEREAS, MEMC Electronic Materials, Inc. ("MEMC") has entered into that certain revolving credit agreement, dated as of December 5, 2002, with the lenders party thereto (the "Investor Lenders") and Citicorp USA, Inc. as administrative agent and collateral agent (as amended, supplemented or otherwise modified from time to time, the "Investor Revolving Credit Agreement"), pursuant to which the Investor Lenders agreed to provide MEMC with a revolving credit facility in an aggregate principal amount not to exceed U.S. $35,000,000;

WHEREAS, to induce the Investor Lenders to enter into the Investor Revolving Credit Agreement, MEMC agreed to grant a senior subordinated security interest in the Collateral (as defined in the Investor Revolving Credit Agreement) to secure the MEMC's obligations (the "Investor Revolver Obligations") under the Investor Revolving Credit Agreement pursuant to certain security documents (the "Investor Security Documents");

WHEREAS, the Borrower and the TPG Lender wish to amend the Italian Credit Agreement to, among other things, account for the Investor Revolver Obligations and the security interest granted under the Investor Security Documents;

WHEREAS, pursuant to Section 9.01 of the Italian Credit Agreement, the Italian Credit Agreement may be amended by a written agreement signed by the Required Lenders; and

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used herein and not defined herein have the meanings assigned to them in the Italian Credit Agreement, and references to "Section" herein are to such Section in the Italian Credit Agreement, in each case unless otherwise specified.

2. Amendments to the Italian Credit Agreement.

(a) The following definition of "Investor Revolving Credit Agreement" is hereby added in Section 1.02:

"Investor Revolving Credit Agreement" means the revolving credit agreement, dated as of December 5, 2002, among MEMC, the lenders party thereto and Citicorp USA, Inc. as administrative agent and collateral agent, as such

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agreement may be further amended, restated, modified or supplemented at any time and from time to time.

(b)The following definition of "Investor Revolving Credit Documentation" is hereby added in Section 1.02:

"Investor Revolving Credit Documentation" means, collectively, (i) the Investor Revolving Credit Agreement, (ii) the guarantee agreement, the security agreement, the pledge agreement and the indemnity, subrogation and contribution agreement executed in connection with such Investor Revolving Credit Agreement and (iii) any other security documents or other ancillary documents executed in connection therewith, all as amended, restated, modified or supplemented at any time and from time to time.

(c)The following definition of "Investor Revolver Obligations" is hereby added in Section 1.02:

"Investor Revolver Obligations" has the meaning assigned to such term in the Investor Revolving Credit Agreement.

(d)The first proviso in Section 5.03(a) is hereby amended to read in its entirety as follows (without any modification to the second proviso in such Section):

provided that, for so long as any Reimbursement Obligations, Revolver Obligations, Investor Revolver Obligations or MEMC Notes are outstanding, an Italian Redemption Offer shall only be made to the extent of Net Proceeds remaining following (i) (A) the repayment in full of such Reimbursement Obligations or (B) to the extent that the fund guarantors of such Reimbursement Obligations provide their consent, (ii) (A) the repayment in full of such Revolver Obligations or (B) to the extent that the lenders of such Revolver Obligations provide their consent, (iii) (A) the repayment in full of such Investor Revolver Obligations or (B) to the extent that the lenders of such Investor Revolver Obligations provide their consent and (iv) (A) the repayment in full of such MEMC Notes or (B) to the extent that the holders of such MEMC Notes provide their consent;

(g)Section 5.03(e) is hereby amended to insert the phrase ", the Investor Revolving Credit Documentation" immediately after the words "the Revolving Loan Documentation".

3.Effective Date. This Amendment No. 1 shall become effective as of the date first written above (the "First Amendment Effective Date").

4.Reference to and Effect on the Italian Credit Agreement.

(a)On and after the First Amendment Effective Date, each reference in the Italian Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Italian Credit Agreement, shall mean and be a reference to the Italian Credit Agreement as amended by this Amendment No. 1.

(b)Except as specifically amended by this Amendment No. 1, the Italian Credit Agreement shall remain in full force and effect and is hereby in all respects ratified and confirmed.

(c)The execution, delivery and performance of this Amendment No. 1 shall not, except as expressly

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provided herein, constitute a waiver or amendment of any provision of, or operate as a waiver or amendment of any right, power or remedy of the Lenders under the Italian Credit Agreement.

6. GOVERNING LAW. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MEMC ELECTRONIC MATERIALS S.P.A., as Borrower By: Kenneth L. Young Name: Kenneth L. Young - Director and Authorized Officer of MEMC Electronic Materials S.p.A.

TPG WAFER PARTNERS LLC, as Agent and as TPG Lender By: Richard A. Ekleberry Name: Richard A. Ekleberry Title: Vice President
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